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FOR IMMEDIATE RELEASE                         contact:  Timothy E. Doherty
Full text available on PR NEWSWIRE            phone:  717-291-2616


                                              February 29, 1996



      FULTON FINANCIAL COMPLETES GLOUCESTER COUNTY BANKSHARES ACQUISITION

     WOODBURY, N.J. - Fulton Financial Corp. (Nasdaq: FULT) today (Feb. 29) completed its acquisition of Gloucester County Bankshares, Inc. and Gloucester's wholly-owned subsidiary, The Bank of Gloucester County, in an approximately $35.1 million stock transaction.

     Under terms of a definitive Oct. 25, 1995 merger agreement, Gloucester shareholders will receive 1.58 shares of Fulton Financial common stock for each Gloucester common stock share.

     Gloucester had 1,032,901 shares of stock outstanding at the time of the transaction.

     The Bank of Gloucester County, with approximately $202 million in assets and 6 offices in Gloucester County, thus becomes Lancaster, Pa.-based Fulton Financial's ninth independent banking subsidiary.

     Fulton Financial now has $3.5 billion in assets and 111 branches in Pennsylvania, Maryland, Delaware and New Jersey.
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FULTON COMPLETES ACQUISITION                                 2-2-2-2

     Gloucester shareholders approved the merger at a special Jan. 30 meeting, and regulatory approvals were received in December and January.

     In addition to The Bank of Gloucester County, Fulton Financial operates eight other affiliates: Fulton Bank, Lancaster; Farmers Trust Bank, Lebanon; Swineford National Bank, Middleburg; Lafayette Bank, Easton; FNB Bank, N.A., Danville; Great Valley Savings Bank, Reading; Hagerstown Trust Company, Hagerstown, Md.; and Delaware National Bank, Georgetown, Del.
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